UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2022

SVB Financial Group

(Exact Name of Registrant as Specified In Its Charter)

Delaware	001-39154	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive Santa Clara, California 95054-1191
(Address of principal executive offices) (Zip Code)

(408) 654-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SIVB	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/40th interest in a share of 5.250% Fixed Rate Non- Cumulative Perpetual Preferred Stock, Series A	SIVBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On April 29, 2022, SVB Financial Group issued $350,000,000 aggregate principal amount of its 4.345% Senior Fixed Rate/Floating Rate Notes due 2028 (the “2028 Notes”) and $450,000,000 aggregate principal amount of its 4.570% Senior Fixed Rate/Floating Rate Notes due 2033 (the “2033 Notes” and, together with the 2028 Notes, the “Notes”). The net proceeds from the sale of the Notes, after deducting underwriting discounts and estimated expenses payable, will be approximately $795 million, and is intended to be used for general corporate purposes. The Notes were sold pursuant to an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters listed therein, dated April 26, 2022. The Underwriting Agreement contains various representations, warranties and agreements by SVB Financial Group, conditions to closing, indemnification rights and obligations of the parties thereto and termination provisions. The Notes were issued pursuant to a base indenture, dated September 20, 2010 (the “Base Indenture”), between SVB Financial Group and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated April 28, 2022 (the “First Supplemental Indenture”), between SVB Financial Group and the Trustee, and an Officers’ Certificate, dated April 29, 2022, authorizing the terms of the Notes (the “Officers’ Certificate”).

The above description of the Underwriting Agreement, the Base Indenture, the First Supplemental Indenture, the Officers’ Certificate and the Notes is qualified in its entirety by reference to the Underwriting Agreement, the Base Indenture, the First Supplemental Indenture, the Officers’ Certificate and the form of 2028 Notes and 2033 Notes, each of which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, Exhibit 4.4 and Exhibit 4.5, respectively.

This Current Report on Form 8-K is being filed for the purpose of filing Exhibit 1.1, Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, Exhibit 4.4 and Exhibit 4.5 as exhibits to SVB Financial Group’s registration statement on Form S-3 (File No. 333-234713) (the “Registration Statement”) and such exhibits are hereby incorporated by reference into the Registration Statement.

A copy of the opinion of Sullivan & Cromwell LLP, counsel for SVB Financial Group, relating to the legality of the issuance and sale of the Notes is attached as Exhibit 5.1 to this Current Report on Form 8-K. Exhibits 5.1 and 23.1 of this Current Report on Form 8-K are hereby incorporated by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated April 26, 2021, among SVB Financial Group and Goldman Sachs & Co. LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters listed on Schedule 1 thereto

4.1	Indenture, dated September 20, 2010, by and between SVB Financial Group and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (incorporated by reference from Exhibit 4.1 of the Current Report on Form 8-K filed on September 20, 2010)

4.2	First Supplemental Indenture, dated April 28, 2022, by and between SVB Financial Group and U.S. Bank Trust Company, National Association, as trustee

4.3	Officers’ Certificate, dated April 29, 2022

4.4	Form of 4.345% Senior Fixed Rate/Floating Rate Notes due 2028 (included as Exhibit A to Exhibit 4.3)

4.5	Form of 4.570% Senior Fixed Rate/Floating Rate Notes due 2033 (included as Exhibit B to Exhibit 4.3)

5.1	Opinion of Sullivan & Cromwell LLP

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SVB Financial Group (Registrant)

Date: April 29, 2022	By:	/s/ Daniel Beck
Name: Daniel Beck Title: Chief Financial Officer